Exhibit 1.1

MGE ENERGY, INC.

COMMON STOCK ($1.00 PAR VALUE PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

February 24, 2026

February 24, 2026

Guggenheim Securities, LLC

Morgan Stanley & Co. LLC

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

MGE Energy, Inc., a Wisconsin corporation (the “Company”), proposes to issue and sell through Guggenheim Securities, LLC, and Morgan Stanley & Co. LLC as sales agents and/or principals (each a “Manager”, and collectively, the “Managers”), on the terms set forth in this equity distribution agreement (this “Agreement”), shares of its common stock, par value $1.00 per share, having an aggregate gross sales price of up to $100,000,000 (the “ATM Program Limit” and such shares of common stock sold thereunder, the “Shares”). The shares of common stock, par value $1.00 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company agrees that whenever it determines to sell Shares directly to a Manager or Managers as principal(s) it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Exhibit D hereto, relating to such sale in accordance with Section 2(g) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-293693), including a prospectus relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or any subsequent registration statement on Form S-3 filed to complete the sale of the Shares, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b), and “road show” has the meaning set forth in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”) at each applicable time.

1.
Representations and Warranties. The Company represents and warrants to and agrees with the Managers that:
(a)
The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
(b)
(i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the

Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
(c)
(i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the Managers’ Information (as defined herein).
(d)
Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act relating to the offer and sale of the Shares has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in, or incorporated by reference into, the

Registration Statement or the Prospectus. Each road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus relating to the offer and sale of the Shares.
(e)
(i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.
(f)
The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
(g)
Each significant subsidiary (as defined in Rule 405 of the Securities Act and, hereinafter called a “Significant Subsidiary”) of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is

duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Registration Statement, the Prospectus and the General Disclosure Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(h)
This Agreement has been duly authorized, executed and delivered by the Company.
(i)
The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.
(j)
The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non‑assessable.
(k)
The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been duly waived or satisfied.
(l)
Neither the Company nor any subsidiary (as defined in Rule 405 of the Securities Act and hereinafter called a “subsidiary”) of the Company is (i) in violation of its charter or by-laws or similar organizational document, (ii) in default in the performance or observance of any agreement or other instrument binding upon the Company or any of its subsidiaries, taken as a whole, except for such defaults that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any law, rule, regulation or order, (including without limitation, the Federal Power Act, the Public Utility Holding Company Act of 2005, the Natural Gas Act (“NGA”), the Natural Gas Policy Act of 1978 and, in each case, the regulations and orders of the Federal Energy Regulatory Commission (“FERC”) thereunder, the Natural Gas Pipeline Safety Act of 1968 and the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) regulations under the NGA, the Wisconsin Utility Holding Company Act and the Wisconsin Public Utilities Law, and, in the cases of the Wisconsin Utility Holding Company Act and the Wisconsin Public Utilities Law, the regulations and orders of the Public Service Commission of Wisconsin (“PSCW”) thereunder (collectively, the “Utility Laws”)), judgment, order, or decree of any governmental body, agency or court (including without limitation,

FERC, PSCW, PHMSA and the Wisconsin Department of Natural Resources, North American Electric Reliability Corporation, Midwest Reliability Organization, Midcontinent Independent System Operator Inc., PJM Interconnection Inc. (“PJM”) (or any other applicable regional transmission organization, independent system operator or balancing authority area) (collectively, the “Utility Authorities”)) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(m)
The Company and its subsidiaries (i) possess such permits, licenses, approvals, consents and other authorizations and (ii) have made such filings, certifications, notifications and other submittals, (collectively, “Governmental Licenses”) issued by or made with the appropriate arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (including without limitation, any Utility Authority) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.
(n)
The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, rule or regulation (including without limitation, the Utility Laws), or (ii) the articles of incorporation or by‑laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court (including without limitation, the Utility Authorities) is required for the execution and delivery of or the performance by the Company of its obligations under this Agreement or, except as described in the Registration

Statement, General Disclosure Package and the Prospectus, the issuance of Shares hereunder, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares.
(o)
There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package.
(p)
There are no legal or governmental proceedings (including without limitation, any complaints, proceedings, investigations, enforcement actions, self-reports, penalty assessments, audits, rate proceedings, certificate proceedings, settlement, show cause orders or similar proceedings (including announced rulemakings)) before any Utility Authority pending, or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement and the General Disclosure Package and proceedings that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement and the General Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no material statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(q)
Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(r)
The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(s)
Except as described in the Registration Statement, General Disclosure Package and the Prospectus, the Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations, including common law, relating to the protection of human health and or safety, the environment, natural resources or hazardous, or toxic or radioactive substances or wastes, pollutants or contaminants, including, without limitation, greenhouse gases (“Environmental Laws”), (ii) have received all permits, licenses, registrations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license, registration or approval, and (iv) have no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings (“Environmental Claims”) pending or, to the Company’s knowledge, threatened, against any of them, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, registrations or other approvals, or failure to comply with the terms and conditions of such permits, licenses, registrations or approvals, or Environmental Claims, would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(t)
Except as described in the Registration Statement, General Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws or Environmental Claims (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license, registration or approval, any related constraints on operating activities, and any potential liabilities to third parties) which would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(u)
There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby.
(v)
Neither the Company nor any of its subsidiaries or affiliates, nor to the Company’s knowledge, any director, officer, or employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or, to the Company’s knowledge, will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(w)
The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).
(x)
(i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)
the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or
(B)
located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea).
(ii)
The Company and each of its subsidiaries (a) have not knowingly, since the more recent of April 24, 2019 or 10 years prior to the date of this Agreement, engaged in, and (b) are not now knowingly engaged in, and (c) will not knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(y)
The Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)
to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;
(ii)
to knowingly fund or facilitate any money laundering or terrorist financing activities; or

(iii)
in any other manner that will result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as agent, underwriter, advisor, investor or otherwise).
(z)
The Company and its subsidiaries have conducted their businesses in compliance with all applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and controlled affiliates have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with all applicable Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.
(aa)
Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. §850.101 et seq.
(bb)
(i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; and (vi) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret; in each case, where the failure to own or possess a valid license, or a successful challenge, or any such infringement or misappropriation or violation, would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(cc)
Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, and other than the Company’s execution of this Agreement and the issuance and sale of any Shares hereunder, (i) the Company and its subsidiaries, have not incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole or entered into any transaction which is material to the Company and its subsidiaries taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock in a material amount, other than from its employees or other service providers in connection with the termination of their service pursuant to equity compensation plans or agreements disclosed in the Registration Statement, the Prospectus and the General Disclosure Package; and (iii) there has not been any material change in the capital stock (other than as a result of (x) the grant, vesting, settlement or forfeiture of equity awards under the Company’s equity compensation plans and agreements or (y) the exercise of any outstanding stock options or warrants of the Company), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except, in each case, as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package (including, in each case, the Incorporated Documents).
(dd)
The Company and its subsidiaries have good and marketable title to all real property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (i) as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, or (ii) do not, in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in each of the Registration Statement, the Prospectus and the General Disclosure Package, are in full force and effect, and neither the Company nor any such subsidiary has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; except where the failure to be in full force and effect or such claim would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(ee)
(i) Except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser

General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(ff)
(i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), except where the failure to comply would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance in any respect with any Data Security Obligation, except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.
(gg)
The Company and each of its subsidiaries have taken technical and organizational measures that in the Company’s judgment are reasonably designed to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied in all material respects with, information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that in the judgment of the Company are reasonably designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach that has had, singly or in the aggregate, a Material

Adverse Effect, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, where such Breach would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(hh)
The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to, singly or in the aggregate, have) a Material Adverse Effect.
(ii)
The financial statements included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity in all material respects with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements or where an exception thereto has been adequately described therein. The other financial information included in each of the Registration Statement, the Prospectus and the General Disclosure Package has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(jj)
PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the

Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(kk)
The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is prepared in all material respects in accordance with the Commission’s rules applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(ll)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.
(mm)
The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below) with any person and (ii) has not authorized anyone other than the Managers to engage in Testing-the-Waters Communications. The Company reconfirms that the Managers have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act in connection with the transactions contemplated by this Agreement.
(nn)
No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party where such cancellation or termination would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(oo)
The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-5 under the Exchange Act regulations) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(pp)
The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.
(qq)
Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.
(rr)
There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ss)
There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(tt)
(i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

(“ERISA”)) for which the Company, any of its subsidiaries or any of their “ERISA Affiliates” (defined as any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Company or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would, singly or in the aggregate, result in a Material Adverse Effect, (B) no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur that would, singly or in the aggregate, result in a Material Adverse Effect and (C) neither the Company, nor any of its subsidiaries nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA) that would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan that would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.
2.
Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to sell Shares through the Managers, acting as sales agents, or directly to the Managers acting as principals. Sales of the Shares, if any, through a Manager acting as sales agent or directly to a Manager acting as principal will be made by means of ordinary brokers’ transactions on the Exchange (as defined herein) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in each case, in accordance with the below:
(a)
The Company may submit its orders (any such order, a “Placement Notice”) to each Manager by telephone or email (including any price thresholds, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be promptly confirmed by such Manager (and if the Company’s Placement Notice was made by telephone, accepted by the Company) by email using a form substantially similar to the form attached as Exhibit A hereto. As used herein, “Trading Day” shall mean any trading day on the Nasdaq Global Select Market (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time. Any Manager may decline, for any reason in its sole discretion, to sell Shares hereunder for the Company with respect to one or more Company instructions for the sale of Shares.
(b)
Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts to execute any Placement Notice submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Shares, (ii) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason, other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Shares as required under this Agreement and (iii) such Manager shall be under no obligation to purchase Shares on an agency or principal basis pursuant to this Agreement.
(c)
The Company shall not authorize the issuance and sale of, and the Managers shall not sell as sales agents, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above, or in an amount that, when added to the aggregate gross sales price previously purchased and to be purchased pursuant to pending sales pursuant to this Agreement, exceeds the ATM Program Limit. In addition, the Company or the applicable Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which such Manager is acting as sales agent pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. The Company and the Managers agree that compliance with the maximum ATM Program Limit is the sole responsibility of the Company.
(d)
When acting as sales agent hereunder, the applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to such Manager with respect to such sales.
(e)
At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement and to have affirmed its compliance with the covenants and agreements contained in this Agreement. Any obligation of the Managers to use their commercially reasonable efforts to sell the

Shares on behalf of the Company as sales agents shall be subject to the continuing accuracy of the representations and warranties and continuing compliance with the covenants and agreements of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.
(f)
Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which the Company is in possession of material non-public information with respect to the Company.
(g)
The Managers shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Manager agree as set forth below. For the avoidance of doubt, neither Manager shall purchase Shares as principal prior to the time that the Registration Statement has become effective. Shares purchased from the Company by the applicable Manager, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Manager and the Company as evidenced by a Terms Agreement. The applicable Manager’s commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Manager shall specify the requirements for the officer’s certificates, opinions and letters of counsel, accountants’ letter pursuant to Section 6(l), (m), (n), (o) and (p) hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.
3.
Fee. The compensation to the Managers for sales of the Shares with respect to which the Managers act as sales agents hereunder shall be up to 2.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement. The Company may sell Shares to any of the Managers as principal at a price agreed upon at the relevant Time of Sale.
4.
Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the first Trading Day that is a bank business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Managers harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Managers any commission, discount or other compensation to which it would otherwise be entitled absent such default.
5.
Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:
(a)
Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:
(i)
no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission;
(ii)
there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and
(iii)
there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the applicable Manager’s judgment, is material and adverse and that makes it, in the applicable Manager’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
(b)
The Managers shall have received on each Representation Date a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date, except for those representations and warranties made as of a specific date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Manager expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)
The Managers shall have received on each Representation Date an opinion and negative assurance letter of Sidley Austin llp, New York counsel for the Company, dated such date, substantially in the form of Exhibit B hereto.
(d)
The Managers shall have received on each Representation Date an opinion and negative assurance letter of Allen Overy Shearman Sterling US LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.
(e)
The Managers shall have received on each Representation Date an opinion of Stafford Rosenbaum LLP, Wisconsin and regulatory counsel for the Company, dated such date, substantially in the form of Exhibit C hereto.

The opinions of counsel for the Company described in Sections 5(c) and 5(e) above shall be rendered to the Managers at the request of the Company and shall so state therein.

(f)
The Managers shall have received on each date specified in Section 6(p), a letter dated such date in form and substance reasonably satisfactory to the Managers, from PricewaterhouseCoopers LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’

“comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus relating to the offer and sale of the Shares, as amended and supplemented to the date of such letter.
(g)
All filings with the Commission required by Rule 424 under the Securities Act in connection with the offer and sale of the Shares have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(h)
The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.
(i)
The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(j)
The Managers shall have been furnished with such other documents as they may reasonably request for the purpose of enabling counsel for the Managers to render the opinions and negative assurance statements requested by the Managers related to the issuance and sale of the Shares as contemplated herein and shall be reasonably satisfactory in form and substance to the Managers.
6.
Covenants of the Company. The Company covenants with the Managers as follows:
(a)
To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case any Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, and at its own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Managers to the extent such document is available on the Commission’s Electronic Data

Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).
(b)
Before amending or supplementing the Registration Statement or the Prospectus (other than amendments or supplements deemed to be made by filing an Incorporated Document), to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares). To furnish to the applicable Manager a copy of each proposed free writing prospectus relating to the offer and sale of Shares to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus relating to the offer and sale of Shares to which such Manager reasonably objects. Not to take any action that would result in a Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus relating to the offer and sale of Shares prepared by or on behalf of such Manager that such Manager otherwise would not have been required to file thereunder.
(c)
To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through or to the Managers pursuant to this Agreement and (ii) the net proceeds received by the Company from such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).
(d)
To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto) to the Managers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by each Manager and, at any Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e)
During the Delivery Period to advise the Managers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.
(f)
If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.
(g)
To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Managers or, in the case of an offer and sale of Shares to the applicable Manager as principal, such Manager shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that nothing contained in this provision shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.
(h)
To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)
Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the

Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus relating to the offer and sale of the Shares prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable and documented fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the blue sky or legal investment memorandum, provided that such fees shall not exceed $10,000 in the aggregate, (iv) all costs and expenses incident to listing the Shares on the Exchange, (v) the costs and charges of any transfer agent, registrar or depositary, and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6 and Section 8, the Managers will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers the Managers may make.
(j)
In the event this Agreement has not been terminated, if the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares (including any Shares held by a Manager as principal) have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).
(k)
To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.
(l)
Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (x) amendments or supplements deemed to be made by filing an Incorporated Document or (y) a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request, and the Managers reasonably determine that the information contained in, or incorporated by reference into, such Form 8-K is material to a holder of Common Stock or to an offering of the Shares) or (m) Shares are delivered to a Manager as principal (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers or, in the case of an offer and sale of Share to the applicable Manager as principal, such Manager forthwith a certificate dated and delivered within two business days of such Representation Date (except in the case of Section 6(l)(iii) above, in which case delivery shall be on the applicable Settlement Date) , in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to deliver a certificate under this Section 6(l) shall be automatically waived upon notice by the Company to the Managers that the Company temporarily wishes to suspend all sales under this Agreement (the “Suspension Period”). Notwithstanding the foregoing, if the Company subsequently decides to commence the sale of Shares under this Agreement following a Suspension Period and the Company has not provided the Managers with a certificate under this Section 6(l), then before the Managers sell any shares, the Company shall provide the Manager with a certificate required under this Section 6(l); provided that, for the avoidance of doubt, such date the certificate is delivered pursuant to the foregoing sentence shall also be a Representation Date.
(n)
Within two business days of any Representation Date (except in the case of Section 6(l)(iii) above, in which case delivery shall be on the applicable Settlement Date), the Company shall cause to be furnished to the Managers or, in the case of an offer and sale of Share to the applicable Manager as principal, such Manager, dated as of such date, in form and substance reasonably satisfactory to the Managers, the written opinion and negative assurance letter of Sidley Austin llp, counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(o)
Within two business days of any Representation Date (except in the case of Section 6(l)(iii) above, in which case delivery shall be on the applicable Settlement Date), Allen Overy Shearman Sterling US LLP, counsel to the Managers shall furnish to the Managers or, in the case of an offer and sale of Share to the applicable Manager as principal, such Manager, a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Managers.

(p)
Within two business days of any Representation Date (except in the case of Section 6(l)(iii) above, in which case delivery shall be on the applicable Settlement Date), Stafford Rosenbaum LLP, Wisconsin and regulatory counsel to the Company, as the case may be, shall furnish to the Managers or, in the case of an offer and sale of Share to the applicable Manager as principal, such Manager, a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion and negative assurance letter and with respect to Section 6(o) above, in lieu of such opinion, for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers, with a letter to the effect that the Managers may rely on a prior opinion and negative assurance letter delivered under Sections 6(m) or 6(n) and a prior opinion delivered under Section 6(o), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent Representation Date).

(q)
Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and within two business days of each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information (other than (x) amendments or supplements deemed to be made by filing an Incorporated Document or (y) a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information if the Managers reasonably request and the Managers reasonably determine that such information is material to a holder of Common Stock or to an offering of the Shares or (iv) on such other dates as may be reasonably requested by the Managers, PricewaterhouseCoopers LLP, independent public accountants of the Company, shall deliver to the Managers or, in the case of an offer and sale of Share to the applicable Manager as principal, such Manager the comfort letter(s) described in Section 5(f).
(r)
To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by any of the Managers, unless a waiver is applicable. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a waiver, then the Company shall comply with the Due Diligence Protocol before the Company delivers a Placement Notice (which for such calendar quarter shall be considered a Representation Date) or a Manager sells any Shares.

(s)
To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.
(t)
That it consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its respective clients at the same time as sales of the Shares occur pursuant to this Agreement.
(u)
That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, except for those representations and warranties that are made of a specific date and which were true and correct as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares); for clarification, the affirmation of the representations and warranties in this clause (u) shall be made by the Company to the Managers only in connection with the Managers’ performance of their obligations under this Agreement.
(v)
Prior to instructing a Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and such Manager), the Company’s board of directors or a duly authorized subcommittee of the Company’s board of directors (i) shall have approved the minimum price and maximum number of Shares and (ii) shall have provided to the Company an authorizing resolution approving such minimum price and maximum number. Any Placement Notice provided to a Manager by the Company pursuant to Section 2 hereof shall be consistent with the terms of such authorizing resolution.
(w)
Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock during the Delivery Period, without (A) giving the Managers at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company. The restrictions contained in the foregoing sentence shall not apply to the (1) sale or issuance of or entry into an agreement providing for the sale or issuance of the Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive the Common Stock during any Suspension Period, (2) sale or issuance of or entry into an agreement providing for the sale or issuance of the Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive the Common Stock in connection with (x) a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Shares hereby or (y) any merger or acquisition of securities, businesses, property or other assets or strategic investment or similar strategic transaction involving one or more third parties (including any joint venture, strategic alliance or partnership), (3) the registration of the Shares and the sales through or to the Managers pursuant to this Agreement, (4) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, settlement or redemption of a security outstanding on the date hereof and referred to in the Prospectus, (5) any shares of Common Stock (including restricted shares, restricted stock units and performance units) issued or options to purchase Common Stock granted pursuant to existing employee or director share option, incentive or benefit plans, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under NASDAQ rules or other compensation plan of the Company or its subsidiaries, or (6) any shares of Common Stock issued pursuant to any non-employee director stock plan or with respect to any dividend reinvestment plan or stock purchase plan of the Company (including the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (the “DSP”)), any shares of Common Stock that are newly issued by the Company for purchase by the DSP administrator (or by the DSP administrator’s broker-dealer, as the case may be) .
(x)
If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
7.
Covenants of the Managers. Each Manager covenants with the Company as follows:
(a)
Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of a Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

(b)
To keep Placement Notices submitted pursuant to this Agreement, including the content and existence thereof, strictly confidential, to not use such information other than for fulfilling its obligations under this Agreement, and to not disclose such information, except: (a) as required or requested by applicable law, regulation, regulatory or legal process, or (b) to its employees and representatives who need to know such information for fulfilling its obligations under this Agreement.
8.
Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Manager, each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, any “road show” as defined in Rule 433(h) under the Securities Act or any Testing-the-Waters Communication, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Managers’ Information.

(b)
Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Manager, but only with reference to the name of such Manager on the front and back covers of the Prospectus (collectively, the “Managers’ Information”).
(c)
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel, who shall be chosen by the indemnifying party and be reasonably satisfactory to the indemnified party; provided that the indemnified party shall have the right to retain its own counsel and the fees and expenses of such counsel shall be at the expense of such indemnified party unless either clause (i) or (ii) in the immediately preceding sentence applies) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the applicable Manager or Managers authorized to appoint counsel under this Section, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)
To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses,

claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Manager or Managers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the applicable Manager or Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Manager or Managers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the applicable Manager or Managers. The relative fault of the Company, on the one hand, and the applicable Manager or Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Managers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have sold pursuant to this Agreement, and not joint.
(e)
The Company and the Managers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the applicable Manager or Managers shall not be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Manager in connection with the Shares placed or underwritten by the Managers for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)
The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, any person controlling the Managers or any affiliate of the Managers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
9.
Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10.
Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. This Agreement shall automatically terminate on the date that is one business day prior to the third anniversary of the initial effective date of the Registration Statement, without any notice requirement, in the event that the Company does not file a new shelf registration statement relating to the Shares on or prior to such date; provided, however, that if a Placement Notice is pending, the Company will provide written notice to the applicable Managers of such termination. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through or to a Manager for the Company and with respect to any Shares owned by a Manager as principal, the obligations of each of the Company and the Managers pursuant to Sections 3, 4, 5, 6 and 7 above shall remain in full force and effect notwithstanding such termination with respect to and to the extent of the Shares to be sold in such pending sale; and (ii) the provisions of Section 1, Section 7(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)
Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement as to itself in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through or to the applicable Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 7(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)
This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 7(b) and Section 8 of this Agreement shall remain in full force and effect.
(d)
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.
(e)
The applicable Manager may terminate a Terms Agreement to which it is a party by notice given to the Company, if after the execution and delivery of such Terms Agreement and prior to or on the Settlement Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American and the Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in such Manager’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in such Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.
(f)
If the Company and two Managers enter into a Terms Agreement pursuant to which such Managers agree to purchase Shares from the Company as principal and one of such Managers shall fail at the Settlement Date to purchase the Shares which it is obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agent shall have the right, within 24 hours thereafter, to make arrangements for it or one or more other underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:
(i)
if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Managers on the Settlement Date, the non-defaulting Manager shall be obligated to purchase the full amount thereof; or
(ii)
if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Managers on the Settlement Date, such Terms Agreement shall terminate without liability on the part of the non-defaulting Manager.

No action taken pursuant to this Section 9(g) shall relieve any defaulting Manager from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the non-defaulting Manager or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

11.
Entire Agreement. (a) This Agreement, together with all schedules and exhibits attached hereto and Terms Agreements entered into pursuant hereto and any contemporaneous written agreements that relate to the offering of the Shares, represents the entire agreement between the Company and the Managers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.
(b)
The Company acknowledges that in connection with the offering of the Shares: (i) the Managers have acted and will act at arm’s length and owe no fiduciary duties to, the Company or any other person, (ii) the Managers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Managers may have interests that differ from those of the Company, and (iv) none of the activities of the Managers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.
12.
Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Manager is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.
(b)
In the event that any Manager is a Covered Entity or a BHC Act Affiliate of any Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.
Counterparts; Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
14.
Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
15.
Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.
Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Managers shall be delivered, mailed or sent to Guggenheim Securities, LLC, 330 Madison Avenue, New York, NY 10017 (Attention: Equity Syndicate) and Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attention: Daniel McCullough, with a copy to the Legal Department) and if to the Company shall be delivered, mailed or sent to MGE Energy, Inc., 133 South Blair Street, Madison, Wisconsin 53788 (Attention: Jared J. Bushek, Vice President, Chief Financial Officer and Treasurer, with a copy to Cari Anne Renlund, Vice President, General Counsel and Secretary).

[Signature page follows]

Very truly yours, MGE Energy, Inc.
By:	/s/ Jared J. Bushek
	Name:	Jared J. Bushek
	Title:	Vice President, Chief Financial Officer and Treasurer

Accepted as of the date first written above Guggenheim securities, llc
By:	/s/ Jared M. Averbuch
	Name:	Jared M. Averbuch
	Title:	Senior Managing Director

Morgan Stanley & Co. LLC
By:	/s/ Daniel McCullough
	Name:	Daniel McCullough
	Title:	Executive Director

SCHEDULE I

Permitted Free Writing Prospectuses

[None]

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement.

1. On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), 6(m), 6(n), 6(o) and 6(p) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2. In the event that the Company requests any Manager to sell on any one Trading Day an amount of Shares that would be equal to or greater than 20% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s Common Stock, the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

II-1

Exhibit A

TRANSACTION CONFIRMATION

Subject: Transaction Confirmation – MGE Energy, Inc. – [DATE]

Dear [●],

This Confirmation sets forth the terms of the agreement of [Guggenheim Securities, LLC][Morgan Stanley & Co. LLC] (a “Manager”) with MGE Energy, Inc. (the “Company”) relating to the issuance and sale of shares of the Company’s common stock, par value $1.00 per share, having an aggregate gross sales price of up to $100,000,000 pursuant to the Equity Distribution Agreement, dated as of February 24, 2026 (the “Agreement”), between the Company and Guggenheim Securities, LLC and Morgan Stanley & Co. LLC (the “Managers”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.

The Company has provided instructions to the Manager to engage in the following transaction:

Number of Shares to be sold:
Minimum price at which Shares may be sold[1]:
Date(s) on which Shares may be sold:
Compensation to Manager (if different than the Agreement):

[The transaction set forth in this Confirmation will be binding upon delivery of this Confirmation to the Company.]2[The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company indicates in writing its acceptance of this Confirmation (the “Acceptance”); provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [●] a.m./p.m. (New York time) on [the date hereof]/[[●], 20[●]].]3

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement

1 Additional pricing and/or volume parameters to be included to the extent applicable.

2 Include if instructions to engage in the transaction as set forth in this Confirmation were provided in writing.

3 Include if instructions to engage in the transaction as set forth in this Confirmation were provided by telephone.

A-1

Date and every Representation Date.

[If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance in writing.]4

4 Include if instructions to engage in the transaction as set forth in this Confirmation were provided by telephone.

D-2

Exhibit B

Form of Sidley Austin LLP Opinion and Negative Assurance Letter

[See attached.]

B-1

Exhibit C

Form of Stafford Rosenbaum LLP Opinion

[See attached.]

C-1

Exhibit D

MGE ENERGY, INC.

Common Stock
($1.00 par value)

TERMS AGREEMENT

Guggenheim Securities, LLC

Morgan Stanley & Co. LLC

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

MGE Energy, Inc., a Wisconsin corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the equity distribution agreement, dated February 24, 2026 (the “Agreement”), between the Company and the Managers party thereto, to issue and sell to [Guggenheim Securities, LLC][Morgan Stanley & Co. LLC][Guggenheim Securities, LLC (“Guggenheim”) and Morgan Stanley & Co. LLC (“Morgan Stanley”)] as principal[s] for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s] [severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Shares”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Shares”, and together with the Initial Shares, the “Shares”),] [in each case] on the terms specified in Schedule A hereto and in the Agreement. Capitalized terms not defined herein have the respective meanings ascribed thereto in the Agreement.

[The Company grants an option to the Underwriter[s], [severally and not jointly,] to purchase up to an additional [•] Option Shares at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Shares as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Shares, subject, in each case, to such adjustments as [the Underwriters][Guggenheim][Morgan Stanley] in [their][its] sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officer’s certificate, opinions and letter of counsel, accountants’ letter and chief financial officer’s certificate referred to in Section 6(l), (m), (n), (o) and (p), respectively, of the Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]

Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Allen Overy Shearman Sterling US LLP, 599 Lexington Avenue, New York, New York 10022-6069, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the first (or second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10(f) of the Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Shares are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s] for [their respective][its] account[s] for the Shares to be purchased by [it][them]. [It is understood that each Underwriter has authorized [Guggenheim][Morgan Stanley] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase.] [[Guggenheim][Morgan Stanley], individually and not as representative of the Underwriter[s], may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Agreement not related solely to a Manager, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Sale and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

MGE Energy, Inc.

By: __________________________

Name:

Title:

Accepted as of the date hereof:

[Underwriter[s]]

By: _________________________________

Name:

Title:

Schedule A

[To be attached]